SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

Greater Bay Bancorp

(Exact name of registrant as specified in its charter)

Commission file number: 0-25034

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

2860 West Bayshore Road

Palo Alto, California 94303

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5.	Other Events.

Greater Bay Bancorp (the “Registrant”) updated its slide presentation as of June 30, 2003 and filed the presentation on a Current Report on Form 8-K dated July 30, 2003. One slide contained an error and is being refiled on this amended Form 8-K. The slide incorrectly stated that annual revenues of Sullivan & Curtis Insurance Brokers was $10 billion. The correct amount is $10 million.

Item 7.	Financial Statements and Exhibits.

Exhibit

99.1	Corrected slide for Greater Bay Bancorp slide presentation as of June 30, 2003

Item 9.	Regulation FD Disclosure

The corrected slide included herein as Exhibit 99.1 is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER BAY BANCORP (Registrant)

Dated: August 13, 2003	By:	/s/ LINDA M. IANNONE
Linda M. Iannone Senior Vice President and General Counsel

Exhibit Index

99.1	Corrected slide for Greater Bay Bancorp slide presentation as of July 30, 2003